SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2009

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On June 23, 2009, OmniComm Systems, Inc. (“Company”) entered into, and consummated the transactions contemplated by, an Asset Purchase Agreement (“Agreement”) with eResearch Technology, Inc., a Delaware corporation (“Seller”) pursuant to which the Company purchased from Seller certain assets related to its electronic data capture business (“EDC Business”) including equipment, devices, computer hardware and other computer systems, certain intellectual property, contracts, customer lists, and other assets specifically identified in schedules to the Agreement, and $1,150,000 in cash. The Company also assumed certain liability associated with these assets, including deferred revenues under certain assumed contracts in the amount of approximately $954,000, and concurrent with the consummation of the transactions entered into the First Amendment to Settlement and Licensing Agreement with DataSci, LLC to provide for license payments of $300,000 to DataSci over the next three years for the EDC assets acquired in the Agreement. The purchase price paid at closing for the assets acquired by the Company was 8,100,000 shares (“Shares”) of the Company’s common stock, $0.001 par value per share. The issuance of the 8,100,000 Shares to the Seller was exempt from registration under the Securities Act of 1933 in reliance on the exemptions provided by Section 4(2) of that act. Under the terms of the Agreement, Seller agreed to a covenant not to compete under certain circumstances with the Company for a period of two years following the closing.

In connection with the Agreement, OmniComm and the Seller also entered into a Lock-up and Registration Rights Agreement pursuant to which, among other things, the Shares will be subject to a complete trading lock-up for twelve months following the closing date (“Lock-up Period”). In addition, OmniComm granted registration rights to the Seller pursuant to which the Seller, at any time following the Lock-up Period, may request OmniComm to file a registration statement to register the Shares within pre-defined periods and circumstances. The Seller also received “piggyback” registration rights, pursuant to which Seller may require OmniComm to register all or any part of the Shares then held by Seller when the Company files registration statements for purposes of effecting a public offering of the Company’s securities under certain circumstances.

On the same day, and in connection with the agreement, OmniComm and the Seller also entered into a 90 day Transition Services Agreement pursuant to which, among other things, Seller will provide certain defined transition and support services to OmniComm as it relates to the assets purchased from Seller, including among other things, IT support services and use of office facilities, in consideration for $25,000 per month. This agreement may be terminated by OmniComm at any time by providing Seller ten (10) days prior notice thereof.

The foregoing description of the Purchase Agreement, Lock-up and Registration Rights Agreement and Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 10.26, 10.27 and 10.28, respectively, hereto and are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On June 23, 2009, we issued a press release regarding the Agreement described in Items 1.01 and 2.01 hereof. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.26	Asset Purchase Agreement with eResearch Technology, Inc. dated June 23, 2009.

10.27	Transition Service Agreement with eResearch Technology, Inc. dated June 23, 2009.

10.28	Lock-up and Registration Rights Agreement with eResearch Technology, Inc. dated June 23, 2009.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

June 26, 2009	By:	/s/ Ronald T. Linares
Ronald T. Linares
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.26	Asset Purchase Agreement with eResearch Technology, Inc. dated June 23, 2009.

10.27	Transition Service Agreement with eResearch Technology, Inc. dated June 23, 2009.

10.28	Lock-up and Registration Rights Agreement with eResearch Technology, Inc. dated June 23, 2009.

99.1	Press Release